UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): MAY 20, 2019

mPHASE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Blvd, Suite 390

Gaithersburg, Maryland 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

mPhase Technologies, Inc. (OTCBB: XDSL) (“the Company) today announced that it has entered into a non-binding Memorandum of Understanding with iLearningEngines, Inc.(“iLE”) to provide custom-specific solutions to iLE customers using the iLE platform on a subscription -based SaaS model. iLE, a privately-held company, is a leading provider of Mission Critical Training Services

Under the terms of the MOU, for customers of the Company, iLE will license its technology to the Company which will develop, modify, market and sell and provide customer support for such technology.

Details of the MOU are set forth as an Exhibit to this filing.

In addition, the Company announced that it is holding an informational conference on May 20, 2019 at 5:30 Easter time (US) to discuss the Company’s strategic objectives in 2019. To listen to the live conference call, parties in the United States and Canada should dial 929-477-0448, access code 8262816. International parties should call 888-599-8686, with the same access code. All parties should dial in 15 minutes prior to the call.

Exhibit 1 Press Release

Exhibit:2 Presentation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES, INC.

Dated: May 20, 2019	/s/ Anshu Bhatnagar
Anshu Bhatnagar
President and CEO

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